                                                                       Exhibit 6

[Sutherland Asbill & Brennan LLP]


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the prospectus supplement included in Post-Effective Amendment No. 23 to the Registration Statement on Form S-6 for Zenith Life Plus, issued through the New England Variable Life Separate Account (File No. 033-19540). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                               SUTHERLAND ASBILL & BRENNAN LLP

                                               By:  /s/  Mary E. Thornton
                                                    --------------------------
                                                    Mary E. Thornton, Esq.

Washington, D.C.
April 26, 2005